Exhibit 99.1

LookSmart Reports Preliminary Fourth Quarter 2010 Results and Announces

Restructuring Program

Anticipates revenue in the range of $9.7 million to $9.9 million

Announces New Executive Appointment and Resignations

Restructuring Program to Support Company’s Revenue Growth Plan Leveraging New Pricing Models

San Francisco, January 12, 2011 – LookSmart, Ltd. (NASDAQ: LOOK), an online search advertising network solutions company, today announced preliminary financial results for its fourth quarter and full year ended December 31, 2010.

On a preliminary basis, the Company expects revenues for the fourth quarter of 2010 to be in the range of $9.7 million to $9.9 million, compared to revenues of $12.8 million for the fourth quarter of 2009 and revenues of $11.3 million for the third quarter of 2010. Net income for the fourth quarter of 2010 is expected to be in the range of $0.0 million to $0.1 million, or $0.00 to $0.01 per diluted share. This compares to a net loss of $0.9 million in the fourth quarter of 2009, or ($0.05) per diluted share. Net income for the third quarter of 2010 was $0.7 million, or $0.04 per diluted share.

On an annual basis, the Company expects revenues for fiscal year 2010 to be in the range of $47.3 to $47.5 million, compared to $51.8 million in fiscal 2009. Net income for fiscal year 2010 is expected to be in the range of $0.8 million to $0.9 million, or about $0.05 per diluted share, compared to net loss of $6.2 million, or ($0.36) per diluted share in fiscal year 2009.

Commenting on the preliminary results, Dr. Jean-Yves Dexmier, Executive Chairman and Chief Executive Officer said, “The Yahoo!-Bing Search Alliance integration that was implemented this quarter had a negative impact on our Ad Network revenues. Yahoo! partners are our largest customer group, and all partners were affected by significantly lower revenue-per-click (RPC) following the integration that led to reduced payments and consequently lower revenues to LookSmart. We are working diligently with our customers to help them develop strategies to adjust to the integration and restore their revenue stream.”

Dr. Dexmier continued, “We are committed to taking the necessary steps to ensure that 2011 is another profitable year for LookSmart. To help offset the impact of the Yahoo!-Bing integration, we are accelerating our revenue growth plan leveraging our new pricing models, following positive initial response from our direct customer base in the last weeks of the quarter. In addition, we have also taken action to reduce our operating costs and allow for a rebalancing of our resources in connection with the revenue growth plan, which includes realigning our human capital to better serve our restructured business model. ”

LookSmart also announced the implementation of a restructuring program, and has taken steps to reduce headcount by approximately 20 full-time positions. The restructuring will result in anticipated pre-tax first quarter 2011 charges of $0.9 million. Concurrently, on January 12, 2011, Steve Markowski, Chief Financial Officer, and Gill Brown, Vice President of Advertiser Network Sales and LookSmart, Ltd. (the “Company”) determined that Mr. Markowski and Mr. Brown would separate from the Company effective January 13th and January 12th respectively. The Company has appointed Bill O’Kelly to the position of Senior Vice President Operations and Chief Financial Officer. The Company will be providing additional details regarding its restructuring program on its fourth quarter conference call.

Mr. O’Kelly joined LookSmart in November, 2010, as a consultant. He has over 30 years of experience in accounting and financial and operations management, including the position of Chief Financial Officer and Chief Operating Officer at Senetek PLC, a publicly traded life sciences and consumer products company. Mr. O’Kelly served in this role from April 2006 to March 2010. From March 2005 to April 2006, he served as a financial consultant to Netopia, (a Motorola company). Prior to that, he served as Chief Financial Officer at Agentis Software, Vice President and Treasurer at Informix Software, Chief Financial Officer at Chemical Supplier Technology and Corporate Controller at Air Liquide America. Mr. O’Kelly began his career as a CPA with Ernst & Young. He holds a Bachelor of Science in Accounting from the University of Florida.

Mr. O’Kelly stated, “I look forward to working with the uniquely creative, inventive and dedicated people who work at LookSmart. I believe our industry-leading commitment to traffic quality, extensive experience and proven AdCenter technology combined with our restructuring plans will allow us continue on our long-term profitable growth strategy.”

Dr. Dexmier will head an executive search committee to recruit a new Vice President of Advertiser Network Sales and will assume the duties and responsibilities of that role in the interim.

“We sincerely thank Steve and Gill for their contributions during an important period in LookSmart’s history, as both played important roles in our return to profitability in 2010. We wish Steve and Gill the best in their future endeavors.” said Dr. Dexmier. “We are excited to announce the appointment of Bill as Senior Vice President Operations and Chief Financial Officer. Bill has the experience and necessary skill set to oversee the execution of our revenue growth plan and ensure that LookSmart stays focused on growth and profitability in 2011 and beyond.”

Conference Call

LookSmart expects to report its financial results for the fourth quarter and full-year fiscal 2010 and conduct a conference call during the second week of February 2011.

About LookSmart, Ltd.

LookSmart is an online search advertising network solutions company that provides performance solutions for online search advertisers and online publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search advertising and contextual search advertising via its Advertiser Networks; and an Ad Center platform for customizable private-label advertiser solutions for online publishers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our preliminarily expected fourth quarter 2010 financial results and business prospects, and anticipated restructuring charge. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as changes in the Company’s financial results for the fourth quarter 2010 based on the Company’s continued efforts to finish the review of such operating results and the review of such results by the Company’s auditors, the possibility that our efforts to control expenses may not be successful, that our efforts to increase revenue and improve gross margin may not succeed, that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, that we may be limited in our ability or unable to retain and grow our ad and customer base, and that we may be limited in our ability to, or be unable to, enhance our products or our network of distribution partners. Additional risks that could cause actual results to differ materially from those projected are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: “LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

Bill O’Kelly, Senior Vice President Operations and Chief Financial Officer

415-348-7208

bo’kelly@looksmart.net

ICR, Inc.

John Mills, Senior Managing Director

310-954-1100

john.mills@icrinc.com